                                                                    EXHIBIT 99.2


                                    OPTION

         This Option (the "Option") is granted by Gannett Outdoor Co. of Texas, Inc., a Texas corporation having its principal place of business in Houston, Texas ("Texas Outdoor") to Outdoor Systems, Inc., a Delaware corporation having its principal place of business in Phoenix, Arizona ("Buyer") pursuant to the Asset Purchase Agreement dated July __, 1996 among Gannett Co., Inc. ("Gannett"), Buyer and others (the "Asset Purchase Agreement"). This Option is granted in order to provide Buyer with an opportunity to seek the expiration of the waiting period under the Hart-Scott-Rodino Act for the purchase of Texas Outdoor independently of the transactions contemplated in the Asset Purchase Agreement, and is subject to clearance under the Hart-Scott-Rodino Act.

         OPTION. Texas Outdoor hereby grants to Buyer the option to acquire the business of Texas Outdoor as a going concern for the purchase price of Ten Million Dollars ($10,000,000) ("Texas Outdoor Purchase Price") subject to adjustment. This Option shall expire unless exercised on or before the date which is sixty (60) days after the Closing Date under the Asset Purchase Agreement.

         EXERCISE. This Option may be exercised by delivery on or before the expiration date of Buyer's written notice of exercise to Texas Outdoor, c/o Gannett Co., Inc., 1100 Wilson Boulevard, Arlington, Virginia 22234, Attention:
Douglas H. McCorkindale and the execution and delivery of the Asset Purchase Agreement attached hereto as Exhibit A ("Houston Purchase Agreement").
Exercise of the Option shall constitute the binding commitment of Buyer to acquire, and Texas Outdoor to transfer, all the assets of Texas Outdoor and of Buyer to assume the liabilities of Texas Outdoor on the terms and conditions contained in the Houston Purchase Agreement.

         ASSIGNMENT. This Option shall not be assigned or otherwise transferred by Buyer, and any purported assignment or transfer, directly or indirectly, by contract, operation of law or otherwise, shall automatically terminate this Option whether it occurs before or after exercise by Buyer. Nothing herein shall prohibit Buyer from transferring the business of Texas Outdoor immediately after the Closing as defined in the Houston Purchase Agreement, but Sellers shall have no obligations to any purchaser from Buyer.

         INCORPORATION BY REFERENCE. The provisions of Sections 5.9, 10.9, 10.10, 10.12, 10.14 and 10.15 of the Asset Purchase Agreement are incorporated in this Option by reference and shall apply to the Option as though stated herein.

Dated: July __, 1996                 GANNETT OUTDOOR CO. OF TEXAS, INC.


                                     By:
                                          -----------------------------------
                                     Title:
                                            ---------------------------------

                                   EXHIBIT A





                            ASSET PURCHASE AGREEMENT

                                    BETWEEN

                       GANNETT OUTDOOR CO. OF TEXAS, INC.

                                      AND

                             OUTDOOR SYSTEMS, INC.


                              Dated July __, 1996

                               TABLE OF CONTENTS


ARTICLE 1     Sale of Assets and Terms of Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.1  Transfer of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         1.2  Excluded Assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         1.3  Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         1.4  Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5

ARTICLE 2     The Closing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.1  Time and Place of Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 3     Representations and Warranties of Seller  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.1  Organization; Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.2  Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.3  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.4  Business Since the Balance Sheet Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.5  No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.6  Undisclosed Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.7  PCS Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3.8  Licenses and Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.9  Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         3.10 Trademarks  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.11 Litigation and Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.12 Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3.13 Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.14 Changes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3.15 Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3.16 Environmental Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE 4     Representations and Warranties of Buyer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.1  Organization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.2  Authority Relative to this Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.3  No Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         4.4  Brokers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         4.5  Adequate Funds. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

ARTICLE 5     Covenants of Seller Pending the Closing Date. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.1  Maintenance of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         5.2  Organization, Goodwill  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.3  Further Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.4  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.5  Notice of Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         5.6  Bulk Sales Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.7  Consummation of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         5.8  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.9  Hart-Scott-Rodino Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         5.10 Interim Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

ARTICLE 6     Covenants of Buyer Pending the Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         6.1  Representations and Warranties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.2  Corporate Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.3  Notice of Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         6.4  Consummation of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26


         6.5  Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.6  Hart-Scott-Rodino Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         6.7  Letters of Credit; Sureties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27

ARTICLE 7     Conditions to the Obligations of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.1  Representations, Warranties, Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         7.2  Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         7.3  Hart-Scott-Rodino . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         7.4  Receipt of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE 8     Conditions to the Obligations of Buyer. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.1  Representations, Warranties, Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.2  Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         8.3  Damage to the Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.4  Hart-Scott-Rodino . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         8.5  Receipt of Documents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 9     Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.1  Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         9.2  Indemnification of Buyer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         9.3  Indemnification of Seller . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.4  Notice of Claims  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         9.5  Defense of Third Party Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         9.6  Settlements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         9.7  Determination of Responsibility for Loss and Expense for Environmental Claims . . . . . . . . . . . . .  38
         9.8  Buyer's Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         9.9  Seller's Knowledge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

ARTICLE 10     Miscellaneous Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.1  Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         10.2  Employees and Employee Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         10.3  Imprints . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         10.4  Risk of Loss . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         10.5  Data Processing Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         10.6  Access to Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         10.7  [Intentionally omitted]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.8  Further Assurances and Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.9  Waiver of Compliance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         10.10 Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         10.11 Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         10.12 Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         10.13 Confidential Information; Public Announcements . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         10.14 No Third Party Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         10.15 Option for Office and Production Facilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         10.16 Entire Agreement; Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48


                                   SCHEDULES

1.1(a)   Advertising Structures and Personal Property

1.1(b)   Advertising Contracts

1.1(c)   Real Property

1.1(d)   Property Agreements

1.1(g)   Accounts Receivable

1.1(i)   Software

1.2(d)   Excluded Software

3.7      PCS Agreements

3.10     Trademarks

3.11     Litigation and Compliance with Laws

3.13     Employees

3.14     Changes

3.16     Environmental Matters




                                    EXHIBITS


A - Opinion of Buyer's Counsel

B - Opinion of Seller's Counsel

                            ASSET PURCHASE AGREEMENT

         THIS ASSET PURCHASE AGREEMENT ("Agreement") is dated as of July __, 1996, and is between GANNETT OUTDOOR CO. OF TEXAS, INC., a Texas corporation having its principal place of business in Houston, Texas ("Seller") and OUTDOOR SYSTEMS, INC., a Delaware corporation having its principal place of business in Phoenix, Arizona ("Buyer").
         This Agreement is executed in connection with Buyer's exercise of an Option dated July __, 1996 granted by Seller pursuant to the Asset Purchase Agreement (the "Division Agreement") among Gannett Co., Inc., Combined Communications Corporation, Gannett Transit, Inc., Shelter Media Communications, Inc. and Gannett International Communications, Inc. (collectively, "Gannett") and Buyer dated July __, 1996, under which Gannett agreed to sell the Division (as defined in the Division Agreement) to Buyer.
         Seller owns and operates an Outdoor advertising business in the Houston metropolitan area (the "Business").
         Seller desires to sell and Buyer desires to purchase substantially all of the assets of the Business as a going concern. Based upon the representations, warranties and agreements made by each party to the other in this Agreement, the parties have agreed to consummate the sale of the Business on the terms contained herein.

         ARTICLE 1        Sale of Assets and Terms of Payment

         1.1 Transfer of Assets. Upon the terms and subject to the conditions of this Agreement, on the Closing Date (as defined in Section 2.1 hereof) Seller will sell, convey or cause to be conveyed, and deliver to Buyer, and Buyer will purchase and accept from Seller the assets and properties of Seller, tangible or intangible, of every kind and description used by Seller in connection with the operations of the Business as a going concern (the "Assets"), but excluding the Excluded Assets described in Section 1.2. The Assets include the following:

                 (a) all advertising displays and structures and other tangible personal property, inventory, assets and equipment owned by Seller, including without limitation those listed in Schedule 1.1(a);

                 (b) all contracts, agreements and similar documents of any nature that relate to the Assets, including without limitation employment contracts; collective bargaining agreements; vehicles; equipment and other personal property leases; and all agreements for the sale of advertising or advertising services and the renting of space on Outdoor advertising displays, including without limitation those advertising contracts listed in Schedule 1.1(b) and those PCS agreements listed in Schedule 3.7;

                 (c) all real property of Seller, including without limitation the real property listed in Schedule 1.1(c);

                 (d) all leases, licenses, easements and other agreements allowing Seller to place or construct Outdoor advertising displays on the property of any third party, including rights to locations on which structures have not yet been built, including without limitation those listed in Schedule 1.1(d);

                 (e) all of Seller's right, title and interest in and to all licenses, permits and other governmental authorizations (and applications therefor) used for the Business;

                 (f) all trademarks, service marks and tradenames, (including registrations and applications for registration of any of the foregoing), trade secrets, advertiser lists, and other intangible rights and interests owned by Seller and used in connection with the Business, including without limitation those listed in Schedule 3.10;

                 (g) all accounts receivable of Seller in existence on the Closing Date, including without limitation those listed in Schedule 1.1(g);

                 (h) all files and other records of any nature available at the headquarters of the Business located at Katy Freeway, 1600 Studemont, Houston, Texas or the former headquarters of the Division of Gannett Co., Inc.("GCI") located at 535 Madison Avenue, New York, NY (excluding files and other records at GCI's corporate headquarters that (i) GCI determines are sensitive business materials which would not be useful to Buyer or (ii) Buyer otherwise receives copies of) relating solely to the Business;

                 (i) software related to the computer programs used in the operations of the Business owned by Seller and transferable under applicable license agreements, including without limitation those listed on Schedule 1.1(i);

                 (j) cash on hand and in banks and other cash items of Seller; and

                 (k) all of Seller's goodwill in and going concern value of the Business.


         1.2 Excluded Assets. The following assets relating to the Business shall be retained by Seller and shall not be sold, assigned or transferred to Buyer (the "Excluded Assets"):

                 (a) claims by Seller with respect to the Excluded Assets or liabilities not assumed by Buyer hereunder, including without limitation claims for tax refunds, claims related to condemnation proceedings in existence as of April 30, 1996, and counterclaims with respect to obligations and liabilities not being assumed by Buyer hereunder;

                 (b)      all contracts of insurance;

                 (c) any assets related to employee benefit plans of any nature, including pension plans, except for GCI's 401(k) Plan as set forth in Section 10.2;

                 (d) software related to computer programs used in corporate-wide financial or accounting functions or used in the business of GCI and its affiliates generally or not transferable under applicable license agreements, including without limitation the software listed in Schedule 1.2(d) (which Schedule shall be delivered prior to Closing); and

                 (e) the names "Combined Communications Corporation," "Gannett," or any variants of either of them.


         1.3  Liabilities.

                 (a) Buyer shall assume, discharge and perform the liabilities and obligations of the Business, including:
                          (i) all liabilities and obligations under the contracts and agreements assigned to Buyer which are described in Subsections 1.1(b), (d), (e) and (i) above;
                          (ii) all other liabilities and obligations incurred in the ordinary course of the Business or disclosed to Buyer in the Schedules to this Agreement;
                          (iii) except as provided in Section 1.3(b)(iv), all
                 liability under any litigation, proceeding or claim of any nature by any person or entity arising out of the ordinary course of the Business or disclosed to Buyer;

                          (iv) all liabilities of Buyer related to employees
                 described in Section 10.2 below; and
                          (v) all liabilities of the Business reflected on the
                 Closing Date Balance Sheet.
                 (b) Buyer does not assume and will not be liable for the following liabilities or obligations of Seller with respect to the
         Business:
                          (i) any liability under any contract of insurance;
                          (ii) except as described in Section 10.2 below, any
                 liability to any employee or former employee of the Business, including under any of Seller's employee benefit plans;
                          (iii) any liability for federal, state, or local
                 government taxes based on the net income of Seller;
                          (iv) any liability with respect to claims by third
                 parties which are covered by insurance policies of Seller and arise from occurrences prior to the Closing Date; or
                          (v) any liability or obligation not described in
                 Section 1.3(a) above.

         1.4 Consideration. Subject to the conditions contained in this Agreement, and in consideration of the sale of the Assets, Buyer will pay on the Closing Date the sum of Ten Million Dollars ($10,000,000) (the "Purchase Price") subject to adjustment as provided herein.

         The Purchase Price shall be paid by wire transfer of immediately available funds on the Closing Date. The adjustments to the Purchase Price pursuant to this Section 1.4 shall be paid as described in Section 1.4(c).
         All amounts described in this Agreement or in any Schedules hereto are expressed in U.S. dollars.
                 (a) Balance Sheet Adjustment. Seller and Buyer agree that the Purchase Price will be adjusted as of the Closing Date as follows: If on the Closing Date the Business's current assets exceed total liabilities by more than $1.00, the Purchase Price will be increased by the amount of such excess. If on the Closing Date the Business's total liabilities exceed current assets by more than $1.00, the Purchase Price will be reduced by the amount of such excess. In computing this balance sheet adjustment, the balance sheet shall be prepared in accordance with the historical accounting practices of the Division, and in accordance with the following:
                          (i) Current assets for purposes of this balance sheet
                 adjustment shall include:
                                  (A) all security deposits and any other
                          refundable deposits for the Business that are transferable to Buyer;
                                  (B) all inventory items and all prepaid
                          items, including without limitation prepaid leases, prepaid franchise fees (regardless of the length of the term of the underlying obligation), and other prepaid items that the Business has expensed in accordance with its historical accounting practices to the extent Buyer obtains remaining future value;
                                  (C) (i) all fixed assets acquired after April
                          30, 1996 and (ii) the total purchase price of acquisitions consummated after April 30, 1996, net of cash received by Seller from the sale of assets after April 30, 1996;
                                  (D) all long-term accounts receivable; and
                                  (E) cash on hand and in banks and other cash
                          items of the Business.
                          (ii) all intercompany and affiliate liabilities,
                 debts and/or receivables will be excluded from the balance sheet or treated as shareholders' equity;
                          (iii) all accounts receivable shall be net of the
                 historical reserve for bad debts, rebates, refunds and adjustments for accounts receivable. Buyer and Seller agree that such reserve shall be in lieu of any other adjustment related to claims or disputes of any nature related to accounts receivable; and
                          (iv) total liabilities shall include accrued and unpaid vacation, but shall exclude any environmental liability for which Buyer is responsible under Section 9.7.

                 (b) Prorations. In computing the balance sheet adjustment, the following proration method will be used, and the balance sheet adjustment in Section 1.4(a) will be adjusted to reflect the prorations described in this Section 1.4(b). All items of expense and revenue directly relating to the Business shall be prorated between Seller and Buyer as of the close of business on the Closing Date. Items to be prorated shall include without limitation power and utility charges, personal property taxes and real property taxes, lease rents and other prepaid items, and trade and barter transactions. Revenues and expenses will be recognized using the Division's historical recognition practices; provided, however, that revenues derived from Outdoor postings will be prorated, where appropriate, based on the number of days of posting before and after the Closing Date. Except as otherwise provided in this Agreement, Buyer shall be responsible for all expenses incurred and shall be entitled to all revenues earned in connection with the Business after the Closing Date. Except as otherwise provided in this Agreement, Seller shall be responsible for all expenses incurred and shall be entitled to all revenues earned in connection with the Business through the Closing Date. (For example, wages, commissions and other employee compensation for periods through the Closing Date will either be paid by Seller or recorded as a liability on the Closing Date Balance Sheet.)

                 Seller agrees to furnish Buyer with any documents or records in Seller's possession that may be needed for Buyer to confirm the adjustment and prorations in this Section 1.4.
                 This Section 1.4(b) shall not be interpreted so as to provide a double payment or double credit to Seller or Buyer for any item in the calculation of the Preliminary Balance Sheet or the Closing Date Balance Sheet.
                 (c) Balance Sheet Adjustment Payment. On the Closing Date, Seller shall, to the extent practicable, make the adjustments to the Purchase Price specified in this Section 1.4. Seller shall prepare and provide to Buyer a balance sheet of the Business as of the close of business on the last day of the accounting period immediately preceding the Closing Date, using all available financial data (the "Preliminary Balance Sheet"). Within 90 days after the Closing Date, Seller will prepare and provide to Buyer an adjusted balance sheet of the Business as of the close of business on the Closing Date, and reflecting the items to be adjusted and prorated pursuant to this
         Section 1.4 and showing the recalculation of adjustments to the Purchase Price pursuant to the Preliminary Balance Sheet (the "Closing Date Balance Sheet"). On the 120th day after the Closing Date, all required refunds or payments under this Section 1.4 shall be made on the basis of the Closing Date Balance Sheet.

                 If any dispute arises over any amount to be refunded or paid under this Section 1.4 (whether pursuant to the Preliminary Balance Sheet or the Closing Date Balance Sheet), such refund or payment shall nonetheless be promptly made to the extent such amount is not in dispute. If any such dispute cannot be resolved by the parties, it shall be referred to a mutually satisfactory independent public accounting firm of national stature that has not been employed by any party for the two years preceding the Closing Date. The determination of such firm shall be conclusive and binding on each party. The fees of such firm shall be paid fifty percent (50%) by Seller and fifty percent (50%) by Buyer.

         ARTICLE 2 The Closing

         2.1 Time and Place of Closing. The closing (the "Closing") of the sale and purchase of the Assets shall be held in the offices of GCI at 1100 Wilson Boulevard, Arlington, Virginia 22234 on a date (to be selected by Buyer) no later than 120 days after the closing date under the Division Agreement (the "Closing Date") or at such other time and place as shall be mutually agreed upon by the parties.

         ARTICLE 3 Representations and Warranties of Seller

         Seller represents and warrants to Buyer as follows. For purposes of this Agreement, "Material Adverse Effect" shall mean a material adverse effect on the Business or Assets that would have constituted a Material Adverse Effect on the Division taken as a whole if the Business were part of the Division. The inclusion of any item in this Agreement or on a Schedule hereto shall not be deemed an acknowledgment that such item is material or did not occur in the ordinary course of the Business or would be reasonably likely to result in a Material Adverse Effect.

         3.1 Organization; Good Standing. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Seller has the full power and authority to own and operate its assets and carry on its business as now being conducted and is qualified to do business in Texas.

         3.2 Authority Relative to this Agreement. Seller has the full corporate power, authority and legal right to execute and deliver this Agreement and to carry out the transactions and perform its obligations contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and shareholder action. This Agreement has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

         3.3 Financial Statements. Seller has furnished to Buyer the unaudited financial statements of the Business (the "Financial Statements") for the period ending April 30, 1996 (the "Balance Sheet Date"). The Financial Statements, and the interim Financial Statements to be furnished to Buyer pursuant to Section 5.10, were and will be prepared in accordance with the books and records regularly maintained by Seller with respect to the Business, are correct and complete and fairly present, and will fairly present, in all material respects the results of operations of the Business for the periods covered thereby in conformity with the historical accounting practices of the Business applied consistently for such periods. Seller makes no representation, however, regarding the collectability of the Accounts Receivable, or the projected revenues of or financial prospects for the Business.

         3.4 Business Since the Balance Sheet Date. To Seller's knowledge, since the Balance Sheet Date, the Business has been conducted in the ordinary course and in substantially the same manner as before the Balance Sheet Date, except for matters which would not be reasonably likely to result in a Material Adverse Effect.

         For purposes of this Agreement, the phrase "to Seller's knowledge" means Seller's knowledge based on files available for review at GCI's corporate headquarters, GCI's 535 Madison Avenue office, and on information provided by the Business's general manager pursuant to Seller's request for such information.

         3.5 No Defaults. The execution, delivery and performance of this Agreement by Seller will not (a) conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of Seller, (b) violate any law, statute, rule, regulation, order, injunction or decree of any federal, state or local governmental authority or agency applicable to Seller or any of the Assets, where such conflict, breach or violation would be reasonably likely to result in a Material Adverse Effect, or (c) result in a default (or give rise to any right of termination, cancellation or acceleration) under any contract, note, bond, mortgage or other instrument or obligation relating to the Business or to which the Assets may be subject (other than any leases, easements, license agreements or similar agreements for the right to use space or any contract, note, bond, mortgage or other instrument or obligation related thereto), where such default would be reasonably likely to result in a Material Adverse Effect.

         3.6 Undisclosed Liabilities. To Seller's knowledge, the Business has no obligation or liability of any nature which is normally shown on a balance sheet prepared in accordance with the historical practices of the Business which is not reflected or reserved against in the Financial Statements (or if not, will be so reflected or reserved on the Closing Date Balance Sheet) and which is reasonably likely to result in a Material Adverse Effect. No representation or warranty made by Seller in this Agreement, and no statement made in any Financial Statement, certificate, document, exhibit or schedule furnished or to be furnished in connection with the transactions herein contemplated contains or will contain, as of the date delivered or made, any untrue statement of fact which would be reasonably likely to result in a Material Adverse Effect.

         3.7 PCS Agreements. To Seller's knowledge, Schedule 3.7 hereto contains a list of the personal communication systems ("PCS") agreements included in the Business. To Seller's knowledge, there are no existing defaults, events of default or other events under the PCS agreements listed in
Schedule 3.7 which, with or without notice or lapse of time or both, would constitute a default or an event of default under any of such agreements and which would be reasonably likely to result in a Material Adverse Effect.
Seller is not aware whether the PCS agreements listed in Schedule 3.7 have been amended, modified or terminated or whether the Business has entered into PCS agreements not listed in Schedule 3.7.

         For purposes of this Agreement, the phrase "Seller is not aware" means that Seller is not aware of the matter in question based on files available for review at GCI's corporate headquarters, GCI's 535 Madison Avenue office, and on information provided by the Business's general manager pursuant to Seller's request for such information.

         3.8 Licenses and Authorizations. The Business is subject to federal, state, and local laws, rules and regulations governing the receipt of permits for the placement, size and location of Outdoor advertising structures and displays. Seller has all necessary permits, licenses and governmental authorizations required for the conduct of the Business as presently conducted, except where the failure to have any such permit, license or governmental authorization would not be reasonably likely to result in a Material Adverse Effect. The Business observes the Outdoor Advertising Association of America code restricting the placement of Outdoor advertising displays for the sale of alcohol or tobacco products within 500 feet of schools, churches, and playgrounds.

         3.9 Title. Seller owns and has good and valid marketable title to all real property and personal property included in the Business and sold hereunder, free and clear of all security interests, mortgages, deeds of trust, pledges, conditional sales agreements, charges, liens and encumbrances, except for liens for taxes not yet due and payable, and except for encumbrances which would not be reasonably likely to result in a Material Adverse Effect.

         3.10 Trademarks. To Seller's knowledge, Schedule 3.10 contains a list of all trademarks, service marks and tradenames used in the Business and sold hereunder (the "Rights"). To Seller's knowledge, the registrations (if any) for the Rights are valid, in good standing and uncontested. Seller possesses adequate rights, licenses or other authority to use all Rights necessary to conduct the business of the Business as presently conducted, except where the failure to possess such Rights would not be reasonably likely to result in a Material Adverse Effect. Seller is not aware of any notice with respect to any alleged infringement or unlawful or improper use of any Rights by others, or with respect to any claims that any Rights are owned or alleged to be owned by others.

         3.11 Litigation and Compliance with Laws. Except for matters (i) that have occurred in the ordinary course of the Business, (ii) which would not be reasonably likely to result in a Material Adverse Effect, (iii) shown on
Schedule 3.11, or (iv) described in Section 3.16 below:

                 (a) the Business has not been operating under or subject to, or in default with respect to, any order, writ, injunction, judgment or decree of any court or federal, state, local or foreign governmental authority or agency;
                 (b) neither Seller nor any of its officers or agents has received any inquiry, written or oral, from any such authority concerning the Business during the 12-month period prior to the date of this Agreement;
                 (c) there is no litigation or proceeding pending by or against, or threatened against, the Business or Seller; and
                 (d) Seller has complied with all laws, by-laws, regulations, orders or decrees applicable to the Business, including zoning and land use laws and regulations, and the present uses by such parties of the assets of the Business do not violate or fail to comply with any such laws, regulations, orders or decrees in any material respect, and there is no basis for any claim for compensation or damage or other legal or equitable relief from any violation of the foregoing.

         3.12 Taxes. Seller has filed, or caused to be filed, or have filed extensions for, all federal, state, local and foreign tax returns required to be filed by them with respect to the Business and has paid, or made provisions for the payment of (a) all taxes due for the periods covered by such returns, except such accrued and unpaid taxes for which appropriate accruals have been made in the Financial Statements, and (b) all deficiencies assessed as a result of any examination of such returns.

         3.13 Employees. To Seller's knowledge, Schedule 3.13 lists the Business's full-time employee count by department. Except as disclosed on
Schedule 3.13, Seller is not a party to any employment contract or collective bargaining agreement or any other labor agreement covering or relating to any of the employees of the Business, and Seller has not recognized or received a demand for recognition of any collective bargaining representative with respect to the Business. To Seller's knowledge, no labor strike, slow-down or work stoppage is pending or threatened with respect to the Business.

         3.14 Changes. Except for matters (i) that have occurred in the ordinary course of the Business, (ii) which would not be reasonably likely to result in a Material Adverse Effect, or (iii) shown on Schedule 3.14, to Seller's knowledge, since the Balance Sheet Date, Seller has not (a) mortgaged, pledged or subjected to a lien or any other encumbrance, any of the Assets or incurred liabilities affecting the Business; (b) sold or transferred any material Asset used or useful in the Business; (c) made any loans, advances or capital contributions to, or investments in, any person or entity in connection with the Business (other than cash advances to employees, officers or directors for reimbursable expenses); (d) authorized or made any capital expenditures or commitment or contract for any capital improvements in connection with the Business; or (e) suffered any loss, damage or casualty with respect to any Asset.

         3.15 Brokers. There is no broker or finder or other person who would have any valid claim against Buyer for a commission or brokerage fees in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Seller.

         3.16 Environmental Laws. Except for matters (i) that have occurred in the ordinary course of the Business, (ii) which would not be reasonably likely to result in a Material Adverse Effect, or (iii) shown on Schedule 3.16, to Seller's knowledge:
                 (a) the Business is in compliance with all applicable environmental laws and regulations;
                 (b) no release, emission or discharge into the environment of hazardous or toxic substances or waste has occurred in connection with the Business or is presently occurring which would result in liability under the Comprehensive Environmental Response, Compensation and Liability Act or similar state laws or which are in excess of permitted levels or reportable quantities under any applicable environmental law or regulation; and
                 (c) the Business has not received any written notice of investigation or been operating under or subject to, or in default with respect to, any order, writ, injunction, judgment or decree of any court or federal, state, local or foreign governmental authority or agency with respect to any applicable environmental law or regulation.

         ARTICLE 4 Representations and Warranties of Buyer

         Buyer represents and warrants to Seller as follows:

         4.1 Organization. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

         4.2 Authority Relative to this Agreement. Buyer has the full corporate power, authority and legal right to execute and deliver this Agreement and to carry out the transactions and perform its obligations contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate and shareholder action. This Agreement has been duly and validly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency or similar laws affecting the rights of creditors generally.

         4.3 No Defaults. The execution, delivery and performance of this Agreement by Buyer will not (a) materially conflict with or result in any breach of any provision of the Articles of Incorporation or bylaws of Buyer,
(b) violate any law, statute, rule, regulation, order, injunction or decree of any federal, state or local governmental authority or agency applicable to Buyer.

         4.4 Brokers. There is no broker or finder or other person who would have any valid claim against Seller for a commission, brokerage or fees in connection with this Agreement or the transactions contemplated hereby as a result of any agreement, understanding or action by Buyer except for Dennis Brush, whose fees will be paid by Buyer.

         4.5 Adequate Funds. Buyer has adequate available sources of funds to pay the Purchase Price in full on the Closing Date, and there is no default or event of default, or any condition or event which, with or without notice or lapse of time or both, would constitute a default or event of default under any of its existing financing agreements.

         ARTICLE 5 Covenants of Seller Pending the Closing Date

         Seller covenants and agrees that from the date hereof to and including the Closing Date and thereafter with respect to Section 5.6:
         5.1 Maintenance of Business. Seller shall continue to carry on the Business, maintain its plant and equipment and keep its books of account, records and files in substantially the same manner as heretofore in the ordinary course.

         5.2 Organization, Goodwill. Subject to any impact on the Business resulting from the sale of the Division, Seller will cause the Business substantially to preserve (i) its business organization intact, and (ii) the goodwill of its suppliers, customers and others having business relations with it.

         5.3 Further Information. At the request of Buyer, Seller shall from time to time give or cause to be given to Buyer and its representatives all information concerning the affairs of the Business as Buyer may reasonably request. In connection with any due diligence review of the Business or the Assets at any time, however, Buyer may not have access to the Business's employees or plant without Seller's prior written consent.

         5.4 Representations and Warranties. Seller shall give written notice to Buyer promptly upon the occurrence of, or promptly upon Seller's becoming aware of the existence of or the impending or threatened occurrence of, any event which would cause or constitute a breach or which would have caused or constituted a breach, had such event occurred or been known to Seller prior to the date hereof, of any of its representations or warranties contained in this Agreement.

         5.5 Notice of Proceedings. Seller will promptly notify Buyer in writing upon becoming aware of any order or decree or receiving any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder or that would be reasonably likely to result in a Material Adverse Effect, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute any action or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

         5.6 Bulk Sales Indemnity. As an inducement to Buyer to waive compliance with the provisions of any applicable bulk transfer laws, Seller covenants that all debts, obligations and liabilities of Seller not expressly assumed by Buyer under this Agreement will be promptly paid and discharged by Seller as and when they become due and payable. Seller further agrees to hold Buyer harmless from all Loss and Expense (as defined in Section 9.2) suffered by Buyer by reason of Seller's non- compliance with any applicable bulk transfer law.

         5.7 Consummation of Agreement. Subject to the provisions of Section 10.1, Seller shall use all reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

         5.8 Expenses. Seller shall bear and punctually pay for all of its expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation accounting and legal fees.

         5.9 Hart-Scott-Rodino Act. As soon as possible after the execution of this Agreement, but in no event later than three (3) business days thereafter, Seller shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice as are required to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and shall promptly furnish all materials and information thereafter requested by any of the regulatory agencies having jurisdiction over such filings.

         5.10 Interim Financial Statements. Seller shall deliver to Buyer unaudited interim balance sheets and statements of revenue and expense of the Business substantially in the form of the Financial Statements promptly after the close of each of the Business's accounting periods that occurs between the Balance Sheet Date and the Closing Date.

         ARTICLE 6 Covenants of Buyer Pending the Closing Date

         Buyer covenants and agrees that from the date hereof to and including the Closing Date:

         6.1 Representations and Warranties. Buyer shall give written notice to Seller promptly upon the occurrence of, or promptly upon Buyer's becoming aware of the impending or threatened occurrence of, any event which would cause or constitute a breach, or which would have caused or constituted a breach, had such event occurred or been known to Buyer prior to the date hereof, of any of the representations or warranties contained in this Agreement.

         6.2 Corporate Action. Buyer will take all necessary corporate and other action required of it to carry out the transactions contemplated by this Agreement.

         6.3 Notice of Proceedings. Buyer will promptly notify Seller in writing upon becoming aware of any default or event of default, or any condition or event which, with or without notice or lapse of time or both, would constitute a default or event of default under any of its existing financing agreements, or any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency or commission of its intention to institute an investigation into, or institute any action or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

         6.4 Consummation of Agreement. Subject to the provisions of Section 10.1, Buyer shall use all reasonable efforts to perform and fulfill all conditions and obligations on its part to be performed and fulfilled under this Agreement, to the end that the transactions contemplated by this Agreement shall be fully carried out.

         6.5 Expenses. Buyer shall bear and punctually pay for all of its expenses incurred in connection with the transactions contemplated by this Agreement, including without limitation (a) accounting and legal fees, (b) all expenses of any title insurance Buyer elects to obtain covering the real property included in the Assets, (c) any sales or transfer taxes arising from transfer of the Assets to Buyer, including any real estate transfer tax payable in connection with the transfer to Buyer of any real property or leasehold interests, and (d) the Hart-Scott-Rodino filing fee.

         6.6 Hart-Scott-Rodino Act. As soon as possible after the execution of this Agreement, but in no event later than three (3) business days thereafter, Buyer shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice as are required to comply with the

Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and shall promptly furnish all materials and information thereafter requested by any of the regulatory agencies having jurisdiction over such filings.

         6.7 Letters of Credit; Sureties. Effective as of the Closing Date Buyer shall have (a) obtained a release of Seller from all obligations or agreements for letters of credit, bonds, surety arrangements and all guarantees or similar assurances which give rise to a liability of Seller for obligations related to the Business, and Buyer shall have replaced all such agreements held by third parties or (b) delivered to Seller separate letters of credit, bonds and/or other surety arrangements which provide complete and total indemnity for such obligations of Seller that are not released, which arrangements must be in form acceptable to Seller.

         ARTICLE 7 Conditions to the Obligations of Seller

         The obligations of Seller under this Agreement are, at the option of Seller, subject to the fulfillment of the following conditions prior to or at the Closing Date:

         7.1  Representations, Warranties, Covenants.

                 (a) All representations and warranties of Buyer contained in this Agreement and in any statement, certificate, schedule or other document delivered by Buyer pursuant to this Agreement or in connection with the transactions contemplated hereby, shall have been true and accurate in all material respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate in all material respects; and
                 (b) Buyer shall have substantially performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

         7.2 Proceedings. No action or proceeding shall have been instituted or threatened against any of the parties to this Agreement before any court or governmental department, agency or commission to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby; and neither Buyer nor Seller shall have received written notice from any court or governmental department, agency or commission of its intention to (a) institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or such transactions if consummated, or (b) commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigation Demand) into the consummation of this Agreement and the transactions contemplated hereby, which in the reasonable opinion of Seller would make it inadvisable to consummate such transactions; provided that in the event an investigation is instituted, this Agreement may not be abandoned by Seller for a period of 30 days from the date notice of institution thereof is first received by either Seller or Buyer (but consummation hereof shall be delayed during such period), and may not be abandoned pursuant to this Section 7.2 thereafter except upon advice of counsel to Seller that there is a reasonable probability that such an investigation may result in an action or proceeding of the type described in the second clause of this Section 7.2.

         7.3 Hart-Scott-Rodino. The waiting period under the Hart-Scott-Rodino Act shall have expired and there shall not be outstanding any order of a court restraining the transactions contemplated hereby or imposing on Seller or any of Seller's affiliated companies any conditions with respect to disposition of any of the Assets.

         7.4  Receipt of Documents.  Seller shall have received at the Closing:

                 (a) funds equal to the Purchase Price;
                 (b) an assumption agreement, pursuant to which Buyer shall assume Seller's liabilities and obligations as provided in Section 1.3; and
                 (c) an opinion of Powell, Goldstein, Frazer & Murphy, counsel to Buyer, in the form attached as Exhibit A.

         ARTICLE 8 Conditions to the Obligations of Buyer.

         The obligations of Buyer under this Agreement are, at the option of Buyer, subject to the fulfillment of the following conditions prior to or at the Closing Date:

         8.1  Representations, Warranties, Covenants.

                 (a) All representations and warranties of Seller contained in this Agreement and in any statement, certificate, schedule or other document delivered by Seller pursuant to this Agreement or in connection with the transactions contemplated hereby, shall have been true and accurate as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall then be true and accurate;
                 (b) Seller shall have substantially performed and complied with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date; and
                 (c) There shall have been no changes in the Business or Assets since the Balance Sheet Date resulting in a Material Adverse Effect, other than (i) matters arising in the ordinary course of the Business and (ii) any impact on the Business or Assets resulting from the sale of the Division.

         8.2 Proceedings. No action or proceeding shall have been instituted or threatened against any of the parties to this

Agreement, before any court or governmental department, agency or commission to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby; and neither Buyer nor Seller shall have received written notice from any court or governmental department, agency or commission of its intention to (a) institute any action or proceeding to restrain or enjoin or nullify or render ineffective this Agreement or such transactions if consummated, or (b) commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigation Demand) into the consummation of this Agreement and the transactions contemplated hereby, which in the reasonable opinion of Buyer would make it inadvisable to consummate such transactions; provided that in the event an investigation is instituted, this Agreement may not be abandoned by the Buyer for a period of 30 days from the date notice of institution thereof is first received by either Seller or Buyer (but consummation hereof shall be delayed during such period), and may not be abandoned pursuant to this Section
8.2 thereafter except upon advice of counsel to Buyer that (i) there is a reasonable probability that such an investigation may result in an action or proceeding of the type described in the second clause of this Section 8.2 and
(ii) that such an investigation is not based in whole or in part on Buyer's failure to abide by any condition imposed on Buyer by any governmental authority in connection with governmental approvals obtained by Buyer for its purchase of the Division.

         8.3 Damage to the Assets. If on the Closing Date the real or personal properties used in the Business shall have suffered damage on account of fire, explosion or other cause of any nature, but such damage has not resulted in a Material Adverse Effect, Buyer shall complete the purchase hereunder and collect and receive on behalf of Seller the proceeds of any insurance payable to Seller on account of the damage. If such damage has resulted in a Material Adverse Effect, Buyer shall have the right at its election (i) to complete the purchase hereunder and collect and receive on behalf of Seller the proceeds of any insurance payable to Seller on account of the damage or (ii) to terminate this Agreement by providing written notice to Seller specifying the Material Adverse Effect, and upon such termination Buyer and Seller shall be released from any liability under this Agreement.

         8.4 Hart-Scott-Rodino. The waiting period under the Hart-Scott-Rodino Act shall have expired and there shall not be outstanding any order of a court restraining the transactions contemplated hereby.

         8.5  Receipt of Documents.  Buyer shall have received at the Closing:

                 (a) such limited warranty deeds with respect to office or production facilities and otherwise quitclaim deeds (without specific legal descriptions but otherwise in form and substance reasonably satisfactory to Buyer) sufficient to transfer all of Seller's interest in the real property included in the Assets;
                 (b) a bill of sale for all personal property included in the Assets;
                 (c) an opinion of Kristin H. Kent, counsel to Seller, in the form attached as Exhibit B (in rendering the opinion called for by this section, Ms. Kent may rely on the opinions of other counsel satisfactory to her with respect to any matters involving the laws of any jurisdiction other than New York and Virginia);
                 (d) an assignment of all of Seller's right, title and interest to all contracts, leases, licenses and permits used in the Business; and
                 (e) a receipt for the Purchase Price.

         ARTICLE 9 Indemnification

         9.1 Survival. The several representations, warranties, covenants and agreements of Seller and Buyer contained in or made pursuant to this Agreement shall be deemed to have been made on the Closing Date, shall survive the Closing Date and shall remain operative and in full force and effect for a period of one year after the Closing Date, except that (i) the representations contained in Sections 3.9, 3.11 and 3.16 shall survive for a period of three years after the Closing Date, and (ii) the representations, warranties, covenants and agreements contained in Sections 3.2, 3.12, 4.2, 6.7, 9.2(c), 9.3(c) and 9.3(d) shall survive for the time limit imposed by the statute of limitations applicable to any claim for which indemnity is sought.

         9.2 Indemnification of Buyer. GCI and Seller agree that they shall indemnify and hold Buyer harmless from and against any and all damages, claims, losses, expenses, costs, obligations and liabilities, including without limitation liabilities for reasonable attorneys' fees and disbursements ("Loss and Expense"), suffered by Buyer by reason of:

                 (a) any breach of representation or warranty made by Seller pursuant to this Agreement;
                 (b) any failure by Seller to perform or fulfill any of its covenants or agreements set forth in this Agreement; and
                 (c) any failure by Seller to pay or perform when due any of its liabilities or obligations arising out of or related to the Business which have not been assumed by Buyer hereunder;

provided, however, that Seller will not be responsible for any Loss or Expense until the cumulative aggregate amount of such Loss or Expense, when aggregated with any Loss or Expense incurred by Buyer under Section 9.2 of the Division Agreement, results in a Material Adverse Effect, in which case Seller shall then be liable for all such Loss or Expense; provided further that Seller shall be liable for retained tax liabilities under Section 1.3(b)(iii) and any balance sheet adjustment refund due Buyer under Section 1.4 without regard to a Material Adverse Effect, and provided further that Buyer shall not be entitled to include in Loss or Expense any claims related to Accounts Receivable.

         9.3 Indemnification of Seller. Buyer agrees that it shall indemnify and hold Seller harmless from and against any and all Loss and Expense suffered by Seller by reason of:

                 (a) any material breach of representation or warranty made by Buyer pursuant to this Agreement;
                 (b) any material failure by Buyer to perform or fulfill any of its covenants or agreements set forth in this Agreement;
                 (c) any failure by Buyer to pay or discharge on or after the Closing Date any liabilities or obligations assumed by Buyer hereunder, or any obligations of Buyer under Sections 1.4, 6.7 or 10.2; and
                 (d) any liability with respect to claims by third parties asserted after the Closing Date which arise from occurrences prior to the Closing Date but only to the extent that the Loss and Expense is not reimbursed by insurance policies of Seller.

         9.4 Notice of Claims. If Seller or Buyer believes that it has suffered or incurred any Loss and Expense (the "Indemnified Party"), it shall notify the other party (the "Indemnifying Party") promptly in writing and within the applicable time period specified in Section 9.1, describing such Loss and Expense, the amount thereof if known, and the method of computation of such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. The amount of the Loss and Expense set forth in the notice shall not be a limitation on any claim for the actual amount of such Loss and Expense, however.
         If the Indemnifying Party does not object in writing to an indemnification notice claim within 45 days after receiving notice, the Indemnified Party shall be entitled to recover promptly from the Indemnifying Party the amount of such claim, but such recovery shall not be deemed to limit the amount of any additional indemnification to which the Indemnified Party may be entitled pursuant to this Article 9. If the Indemnifying Party asserts that it has an indemnification obligation in a lesser amount than claimed, the Indemnified Party shall nevertheless be entitled to recover promptly from the Indemnifying Party the lesser amount, without prejudice to the Indemnified Party's claim for the difference.

         9.5 Defense of Third Party Claims. If any action at law or in equity is instituted by a third party (a "Claim") with respect to which any of the parties intends to claim a Loss and Expense under this Article 9, such party shall promptly notify the Indemnifying Party of such Claim. The Indemnifying Party shall have the right to conduct and control any Claim through counsel of its own choosing, but the Indemnified Party may, at its election, participate in the defense of any such Claim at its sole cost and expense. If the Indemnifying Party does not notify the Indemnified Party within ten (10) days after receipt of the notice specified in this Section 9.5 that it is defending any such Claim, then the Indemnified Party may defend such Claim and settle such Claim, through counsel of its own choosing, and recover from the Indemnifying Party the amount of such settlement or of any judgment and the costs and expenses of such defense, including, but not limited to, reasonable attorneys' fees and disbursements.
         Notwithstanding the foregoing, the failure by a party to abide by these terms and conditions shall not affect the other party's obligations to indemnify such party against Loss and Expense under this Article 9.

         9.6 Settlements. No settlement made by an Indemnifying Party shall be binding on the Indemnified Party unless the proposed settlement has been approved in writing in advance by the Indemnified Party. The Indemnifying Party will give the

Indemnified Party at least fifteen (15) days' notice of any proposed settlement or compromise of any Claim it is defending. If the Indemnified Party unreasonably rejects the proposed settlement or compromise, it shall be obligated to assume the defense of and full and complete liability and responsibility for such Claim.

         9.7 Determination of Responsibility for Loss and Expense for Environmental Claims. Notwithstanding the provisions of Sections 9.2 and 9.3, Buyer and Seller have agreed to allocate responsibility for environmental matters as follows:
                 (a) Seller is responsible for Loss or Expense for environmental claims arising out of circumstances, actions, omissions or events occurring or existing prior to the Closing Date that were not (or are not) in the ordinary course of the Business, except for those matters disclosed in Schedule 3.16; and
                 (b) Buyer is responsible for Loss or Expense for environmental claims arising out of (i) those matters disclosed in
         Schedule 3.16 and (ii) circumstances, actions, omissions or events, whether occurring or existing before or after the Closing Date, that were (or are) in the ordinary course of the Business.

         9.8 Buyer's Knowledge. Notwithstanding anything to the contrary contained in this Agreement, in no event shall Seller be liable to Buyer from and after the Closing Date for any matter of which Buyer had knowledge on or before the Closing Date.

         9.9 Seller's Knowledge. Notwithstanding anything to the contrary contained herein, any information that is communicated to Seller by Buyer in writing on or before the Closing Date becomes Seller's knowledge as used herein.

         ARTICLE 10 Miscellaneous Provisions

         10.1 Termination. This Agreement may be terminated by Seller or Buyer at any time prior to the Closing Date (a) by the mutual consent of Seller and Buyer; or (b) by Seller if any of the conditions in Article 7 have not been met by the time required and have not been waived; or (c) by Buyer if any of the conditions in Article 8 have not been met by the time required and have not been waived; or (d) upon notice to the other party if, without fault on the part of the notifying party, the Closing has not taken place by the date which is 120 days after the closing date under the Division Agreement. In the event of any termination pursuant to this Section 10.1, each party shall deliver to the other upon request all documents, work papers and other materials furnished by the other relating to the transactions contemplated hereby, or shall destroy all such materials. A termination pursuant to this Section 10.1 shall not relieve either party of liability it would otherwise have for a breach of this Agreement.

         10.2  Employees and Employee Benefits.

                 (a) Buyer agrees to hire all of the Business's active employees upon Closing. For purposes of this Section, "active employees" shall include only those current employees who are actively working immediately prior to the Closing Date or who are on sick leave, vacation, short-term disability or authorized leave of absence of six months or less. Buyer shall be responsible for and shall pay for all compensation, benefits and other payments due to all active employees of the Business who accept Buyer's offer of employment to become employed by Buyer after the Closing Date pursuant to this transaction ("Hired Employees"). With respect to active employees of the Business as of the day preceding the Closing Date who are not employed by Buyer after the Closing Date pursuant to this transaction, Buyer agrees to assume the following liabilities and obligations: (i) severance liabilities in accordance with a severance policy of one week of salary for every full year of employment with the Business (or Gannett Co., Inc. or any of its affiliates) prior to the Closing Date (with a minimum of four weeks of salary and a maximum of twenty-six weeks of salary) (the "Severance Policy"), (ii) all obligations under federal or state plant closing statutes including the WARN Act, and
         (iii) Seller's medical insurance costs relating to COBRA coverage. Buyer also agrees to provide medical insurance coverage to all Hired Employees, beginning on the

         Closing Date, with coverage to be effective without any waiting period and without any exclusions for pre-existing conditions.
                 (b) Seller shall be responsible for and shall pay for (i) all compensation, benefits and other payments due to all employees and former employees of the Business prior to the Closing Date, (ii) all benefits payable to employees who retired from the Business prior to the Closing Date, and (iii) all benefits payable to employees who are not considered "active employees" immediately prior to the Closing Date.
                 (c) Seller shall retain the pension plan assets and liabilities to all employees who participate in the GCI Retirement Plan.
                 (d) Buyer has established a qualified employee benefit plan and trust under Section 401(k) of the Internal Revenue Code ("Buyer's Plan"). On the Closing Date or within 90 days thereafter, Seller shall transfer to the Buyer's Plan all of the assets in the GCI 401(k) Plan ("GCI 401(k) Plan") held for the accounts of employees of the Business hired by Buyer, and Buyer shall assume the liabilities of the Seller and of the GCI 401(k) Plan to the employees whose accounts are so transferred. The assets shall be liquidated and transferred in cash unless the parties agree in writing to the transfer of all or any portion of the assets in kind. Buyer's Plan shall preserve the accrued benefits of such employees as of the transfer date. Buyer shall identify all employees whose accounts shall be transferred at least 30 days prior to the proposed transfer. Buyer shall indemnify and hold Seller and the GCI 401(k) Plan harmless from all Loss and Expense under Section 9.3(c) in connection with any 401(k) claims asserted with respect to the GCI 401(k) Plan by employees whose assets were transferred.
                 (e) Buyer agrees to maintain the Severance Policy for the benefit of all Hired Employees for a period of at least six months following the Closing Date and, in determining any benefits thereunder, shall credit a Hired Employee with service for employment with the Business prior to the Closing Date.

         10.3 Imprints. Buyer agrees by not later than 6 months after the Closing Date to remove from all advertising displays, vehicles and equipment included in the Assets all imprints containing the tradenames retained by Seller as Excluded Assets. Until the earlier of removal or the conclusion of the 6-month period described above, Seller agrees that Buyer may display Seller's tradenames on the imprints of the Business.

         10.4 Risk of Loss. Material risk of loss or damage to the Assets to be transferred hereunder by fire or other casualty prior to the Closing Date shall be borne by Seller, and on and after the Closing Date shall be borne by Buyer.

         10.5 Data Processing Services. Seller agrees that for a period of 60 days following the Closing Date Buyer may continue to use the data processing services made available to the Business by Seller and its affiliated entities, at the same levels of service as presently provided, at no cost to Buyer. Within 30 days after the Closing Date, Seller will advise Buyer of the service fee (which service fee shall include, among other things, all of Seller's direct and indirect costs for the services) and terms that would be applicable to continuation of the data processing services arrangement after the initial 60-day period. If Buyer does not elect to accept Seller's terms, then the availability of data processing services will cease at the end of the initial 60-day period.

         10.6 Access to Records. For the period beginning on the Closing Date and ending when all of Seller's tax years through 1996 are closed by the IRS, Buyer will retain, and make available to Seller as Seller reasonably requests, all files and records related to the Business prior to the Closing Date. No such records shall be destroyed by Buyer after that time without Buyer's first offering them to Seller. Buyer shall permit Seller's representatives full access to and use of the records of the Business as may be deemed appropriate by such representatives for the purpose of preparing the balance sheet adjustments referenced in Section 1.4(c). Seller shall notify Buyer when all of Seller's tax years through 1996 are closed by the IRS.

         10.7  [Intentionally omitted]

         10.8 Further Assurances and Consents. From time to time after the Closing Date, without further consideration (a) Seller and Buyer will execute and deliver, or cause to be executed and delivered, such documents as the other may reasonably request in order to effect the transactions contemplated herein and to effectively vest in Buyer good title to the Assets, and (b) Seller agrees to use reasonable efforts to cooperate with Buyer to obtain any necessary third party consents or approvals to the assignment or transfer to Buyer of any contracts, leases, licenses and permits included in the Assets; provided, however, that Seller shall not be required to make any payments or incur any obligations to any third parties in connection with the obtaining of any such consents or approvals.

         10.9 Waiver of Compliance. Any failure of any of the parties to comply with any obligation, representation, warranty, covenant, agreement or condition herein may be waived by the other party only by a written instrument signed by the party granting the waiver. Any such waiver or failure to insist upon strict compliance with a term of this Agreement shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

         10.10 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given when delivered by hand or by facsimile transmission or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                 (a)  If to Seller, to:

                      Douglas H. McCorkindale, Vice Chairman
                      Gannett Co., Inc.
                      1100 Wilson Boulevard
                      Arlington, VA 22234
                      Fax No. 703/558-4634

                      With a copy to:

                      Thomas L. Chapple, Esq., Senior Vice President
                              and General Counsel
                      Gannett Co., Inc.
                      1100 Wilson Boulevard
                      Arlington, VA 22234
                      Fax No. 703/558-3897

                 (b)  If to Buyer, to:

                      Mr. Arthur R. Moreno, President and CEO
                      Outdoor Systems Advertising
                      2502 North Black Canyon Highway
                      Phoenix, Arizona 85009
                      Fax No. 602/433-2482

                      With a copy to:

                      William B. Shearer, Jr., Esq.
                      Powell, Goldstein, Frazer & Murphy
                      191 Peachtree Street, N.E.
                      Sixteenth Floor
                      Atlanta, Georgia 30303
                      Fax No. 404/572-6999


         10.11 Assignment. This Agreement and all of its terms shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. This Agreement shall not be assigned by either party, except that (i) Seller may assign or transfer this Agreement to any affiliate or subsidiary of GCI, and (ii) Buyer may assign its rights under this Agreement as collateral security under financing agreements entered into by Buyer for the purpose of obtaining the funds required for the Purchase Price. In the event of any permitted assignment by Seller or Buyer hereunder, any such assignee shall be bound by all the terms and conditions set forth in this Agreement, and no such assignment shall release Seller or Buyer from their obligations and liabilities hereunder.

         10.12 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Delaware without reference to its choice of law principles or the laws of any other state.

         10.13 Confidential Information; Public Announcements. The parties agree that the Non-Disclosure Agreement between GCI and Buyer dated May 29, 1996 (the "Non-Disclosure Agreement") remains in full force and effect and shall survive the execution and delivery of this Agreement.
         No public announcement (including an announcement to employees) or press release concerning the transactions provided for herein shall be made by GCI (on behalf of Seller) or by Buyer without the prior written approval of the other party. In no event shall any party disclose the Purchase Price unless such disclosure is required by law, except that Buyer or Seller may disclose the Purchase Price to Buyer's lenders and investors and to the Securities and Exchange Commission.

         10.14 No Third Party Rights. Nothing in this Agreement shall be deemed to create any right on the part of any person or entity not a party to this Agreement, except that Buyer may assign its rights under this Agreement as collateral security under financing agreements entered into by Buyer for the purpose of obtaining the funds required for the Purchase Price.

         10.15 Option for Office and Production Facilities. At any time prior to the fifth business day preceding the Closing Date, Buyer may elect by written notice to Sellers to exclude any office or production facility ("Excluded Facility") from the real property that would otherwise be included in the Assets. In such event, notwithstanding the provisions of Section 9.7, any such Excluded Facility shall be an Excluded Asset under Section 1.2 above and Sellers shall remain responsible for all Loss or Expense related to the Excluded Facility. There shall be no reduction in the Purchase Price or the balance sheet adjustments pursuant to Section 1.4 to reflect the exclusion of the Excluded Facility from the Assets.

         10.16 Entire Agreement; Amendments. This Agreement, including the Exhibits and Schedules hereto and the Non-Disclosure Agreement, embodies the entire agreement and understanding of the parties in respect of the subject matter hereof and supersedes all prior agreements and understandings between the parties. This Agreement may not be amended except in a writing signed by both parties.
         Seller and Buyer have caused this Agreement to be signed by their duly authorized officers as of the date first above written.

Seller:                                    BUYER:

GANNETT OUTDOOR CO. OF                     OUTDOOR SYSTEMS, INC.
         TEXAS, INC.


By: _________________________              By:     _________________________
    Thomas L. Chapple                              William S. Levine
    Secretary                                      Chairman


        The undersigned is executing this Agreement for purposes of Section 9.2 only.


                                           GANNETT CO., INC.



                                           By:     _________________________
                                                   Thomas L. Chapple
                                                   Senior Vice President and
                                                   Secretary